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                                  COMMERCIAL LEASE


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                                   TABLE OF CONTENTS
                                                                                  Page
1.   REFERENCE DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (a) Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (b) Termination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (c) Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (d) Execution Deadline Date . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.2 Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.3 Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.4 Building. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.5 Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.6 Tenant's Pro Rata Share . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.7 Permitted Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.8 Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.9 Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.10 Landlord's Notice/Mailing Address. . . . . . . . . . . . . . . . . . . . .5
     1.11 Tenant's Notice/Mailing Address. . . . . . . . . . . . . . . . . . . . . .5
     1.12 Tenant's Trade Name. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.13 Tenant's Emergency Contact . . . . . . . . . . . . . . . . . . . . . . . .5
     1.14 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.15 Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.16 Landlord's Work. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.17 Tenant's Work. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.18 Signage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.19 Required Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
2.   TERM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.1 Initial Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
3.   COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
4.   USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
5.   LANDLORD DELIVERY AND IMPROVEMENT OF PREMISES . . . . . . . . . . . . . . . . .6
6.   BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
7.   ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     7.1 Payment of Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . .7
     7.2 Contribution to Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     7.3 Contribution to Operating Costs . . . . . . . . . . . . . . . . . . . . . .7
     7.4 Contribution to Insurance . . . . . . . . . . . . . . . . . . . . . . . . .7
     7.5 Share of Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . .7
     7.6 Cap on Operating Costs. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     7.7 Increase in Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     7.8 Increase in Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .8
8.   CHANGE IN SCOPE OF TAXATION . . . . . . . . . . . . . . . . . . . . . . . . . .8
9.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
10.  UTILITIES/DUMPSTER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
11.  REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
12.  REQUIREMENTS OF PUBLIC AUTHORITIES. . . . . . . . . . . . . . . . . . . . . . 10
13.  LANDLORD'S RIGHT TO CURE. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
14.  DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
15.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
16.  NON-LIABILITY OF LANDLORD AND TENANT. . . . . . . . . . . . . . . . . . . . . 11

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

17. ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
18. TENANT'S SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
19. ACCESS TO PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
20. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
21. COVENANT AGAINST LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
22. SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
23. SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
24. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
25. SURRENDER BY TENANT AT END OF TERM . . . . . . . . . . . . . . . . . . . . . . 14
26. DEFAULT BY TENANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
27. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
28. CERTIFICATES BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
29. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
30. CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
31. COVENANTS AND CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
32. WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
33. DEFINITION OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
34. BROKERAGE REPRESENTATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
35. LEASE YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
36. HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
37. DELAYS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
38. COVENANTS OF FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . 18
39. ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
40. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
41. BIND AND INURE CLAUSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

EXHIBITS:

EXHIBIT A      BUILDING/LEASED PREMISES/PROPERTY PLAN. . . . . . . . . . . . . . . 21
EXHIBIT B      LANDLORD'S WORK . . . . . . . . . . . . . . . . . . . . . . . . . . 22
EXHIBIT D      TENANT'S WORK . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
EXHIBIT E      TENANT'S SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
EXHIBIT F      USE RESTRICTIONS AND PROHIBITIONS . . . . . . . . . . . . . . . . . 25
EXHIBIT G      OPERATING BUDGET. . . . . . . . . . . . . . . . . . . . . . . . . . 26

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                                          3

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                                   LEASE AGREEMENT

    THIS AGREEMENT, made this 26th day of November, 1997 between H.J. Brooks Limited Liability Company, a duly formed limited liability company with a principal place of business at 1 Branch Street, Methuen, Essex County, MA ("Landlord") and Omtool, Ltd. a duly formed corporation with a place of business at 8A Industrial Way, Salem, Rockingham County, NH ("Tenant").

                                W I T N E S S E T H

   In consideration of the mutual covenants and agreements in this Lease, Landlord leases to Tenant and Tenant leases from Landlord, the Leased Premises.

   1.   REFERENCE DATA.

        1.1  Definitions:

             (a)  Commencement Date: January 1, 1998

             (b)  Termination Date: December 31, 2002

             (c)  Term: Five (5) Years

             (d)  Execution Deadline Date:  December 15, 1997

        1.2  Options to Extend:  Two (2) periods of three (3) years each.

        1.3  Property:
                  Brookview Industrial Condominium. Approximately 10 acres +/, containing the Buildings, as further described on Exhibit A.

        1.4  Building:

                  8A Industrial Way Salem, NH 03079 containing approximately 30,000 rentable square feet, as further described on Exhibit A.

        1.5  Leased Premises:
                  Approximately 30,000 rentable square feet of the building (and approximately 29,740 useable square feet).

        1.6  Tenant's Pro Rata Share:   18.5874% of the Property
                                         100.00% of the Building

        1.7  Permitted Use:  any lawful purpose

        1.8  Base Rent:

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             LEASE YEAR     ANNUALLY       MONTHLY
             ----------     --------       -------
               1-5         $199,500.00    $16,625.00
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        1.9  Additional Rent:

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                  During the calendar year in which the Term begins, Landlord will collect with monthly installments of Base Rent, $5,735.00 per month on account of Additional Rent. The provisional Additional Rent estimate is the Tenant's Pro Rata Share of the current operating budget. See Section 7 and Exhibit G.

        1.10 Landlord's Notice/Mailing Address:
                  H.J. Brooks LLC
                  1 Branch Street
                  Methuen, MA 01844

        1.11 Tenant's Notice/Mailing Address:
                  Omtool Limited
                  8A Industrial Way
                  Salem, NH 03038

        1.12 Tenant's Trade Name:  Omtool

        1.13 Tenant's Emergency Contact:  Mr. Mark Ventri

        1.14 Brokers:  None

        1.15 Security Deposit:  $11,562.50

        1.16 Landlord's Work:  As set forth in Exhibit B.

        1.17 Tenant's Work:  As set forth in Exhibit D.

        1.18 Signage: Tenant shall be entitled to maintain the following signs, if checked:

                  X   Wall-mounted sign
                 ---
                      Pylon sign (specify permitted area or size, or
                 ---  percentage of available area, and relative location)

                  X   Other sign (specify): Vinyl door sign
                 ---

        1.19 Required Insurance:

             (a)  $1,000,000.00 for injury to or death of one person
             (b)  $1,000,000.00 for any one occurrence
             (c)  $1,000,000.00 for property damage

        1.20 Access:   Tenant shall have 24 hour access to the Building
             seven (7) days a week.

   2.   TERM OF LEASE.

        2.1 Initial Term. Landlord leases to Tenant and Tenant leases from Landlord the Leased Premises for the Term plus any partial month if this Lease is dated other than the first of any month, to commence on the Commencement Date and to expire on the Termination Date or on such other date as may be provided in this Lease. This Lease shall not commence and this instrument shall be void unless at least one counterpart has been fully executed by Tenant and delivered to Landlord and at least one counterpart has been fully executed by Landlord and delivered to Tenant by the Execution Deadline Date.

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        2.2  Option Period.  Provided that the Lease has not been terminated for Tenant's default and that Tenant is not then in default beyond any applicable grace period, then Tenant at its option, exercised by notice to the Landlord not less than 180 days prior to the expiration of the then-current term, may extend the Term for the number and length of immediately successive period(s) specified in Section 1.2 under the same terms and conditions herein set forth, except that the Base Rental rate shall be adjusted by any increase in the Consumer Price Index for all urban consumers, Boston, MA area, which shall have occurred between the Commencement Date of this Lease and the date on which the extension of this Lease shall then commence.

   3.   COMMENCEMENT DATE.

        The Term shall commence on the Commencement Date, or, if later, the date Landlord's Work is substantially completed ("Commencement Date"). Landlord's Work shall be deemed "substantially completed" for the purposes of this Lease upon obtaining a certificate of occupancy and completion of work with only incomplete "punchlist" items provided, or that Tenant is not prevented from completing Tenant Work or from operating its business in the Leased Premises without more than minor inconvenience.

   4.   USE.

        The Tenant shall use the Leased Premises only for the Permitted Use. The use of the Leased Premises by Tenant, however, is expressly subject to all applicable zoning ordinances and rules and regulations of any governmental authority, instrumentality, board or bureau having jurisdiction over the Leased Premises.

   5.   LANDLORD DELIVERY AND IMPROVEMENT OF PREMISES.

        Landlord hereby covenants and agrees to deliver possession of the Leased Premises to Tenant, substantially completed in accordance with Landlord's Work. Landlord agrees that Landlord's Work shall be provided at Landlord's cost and completed in a good, workmanlike manner prior to the Commencement Date. If Landlord fails to complete Landlord's Work within 60 days of the Commencement Date (except for reason excused by the force majeure clause of paragraph 37 in this Lease), then Tenant shall have the right to terminate this Lease by notice to Landlord. The notice shall state the effective date of the termination, which shall not be less than 14 days after the notice. If Landlord substantially completes Landlord's Work prior to the effective date of the termination, then the termination notice will be void and the Lease shall remain in effect. If Landlord fails to complete Landlord's Work (except for reason excused by the force majeure clause of paragraph 37 in this Lease) prior to the effective date stated in the termination notice, Landlord shall refund to Tenant all prepaid rent and deposits, and this Lease shall be terminated without further recourse.

   6.   BASE RENT.

        6.1 Tenant agrees to pay to Landlord Base Rent during the Term. Equal monthly installments of Base Rent shall be made promptly in advance on the first day of each and every month during the Term, including extensions if applicable, without demand and without offset or deduction together with such Additional Rent and other charges required to be paid by Tenant under this Lease. Payment of Base Rent and Additional Rent shall be made at the office of Landlord at the address first set forth above, or to such other party and at such other place as may be specifically required by this Lease or as Landlord may designate in writing from time to time.

        6.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent or Additional Rent stipulated in this lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or payment, or any writing accompanying the check or payment of such rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

        6.3 Tenant agrees that the Pro Rata Share may be adjusted by Landlord following any increases or decreases in the size of the Building or addition of common areas or buildings on the Property.

   7.   ADDITIONAL RENT.

        7.1 Payment of Additional Rent. "Additional Rent" payable by Tenant shall include Tenant's Pro Rata Share of the costs, assessments and expenses listed in this Section, in addition to other charges defined in this Lease as Additional Rent.

        7.2 Contribution to Taxes. Tenant will pay to Landlord, Tenant's Pro Rata Share of all real estate taxes, betterments and assessments ("Taxes") charged against the Building and the Property, or any taxes assessed in lieu thereof, each year of the term or any extension or renewal thereof and proportionately for any part of a fiscal year. This contribution to Taxes shall be pro-rated should this Lease be in effect with respect to only a portion of any fiscal tax year. If landlord obtains an abatement of any such excess Taxes, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to Tenant.

        7.3 Contribution to Operating Costs. Tenant shall pay to Landlord Tenant's Pro Rata Share of the Operating Costs of the Building and the Property during the Term of this Lease, including any extension and renewal periods. For the purposes of this Lease, "Operating Costs" shall include all costs and expenses for the following services, if and to the extent provided by Landlord:

             operating, managing, equipping controlling traffic, policing, lighting, cleaning , maintaining, repairing, and restoring the common areas of the Property, including all utility lines, pipes and conduits, and drainage, septic and sewage systems serving the Property; repairing and maintaining the heating and air conditioning system servicing the Property, sweeping, snow plowing, sanding, refuse removal, wages, unemployment taxes, social security taxes, workmen's compensation insurance premiums, fees for required licenses and permits, supplies, fifteen cents ($.15) per rentable square foot as contribution to a nonreimbursable reserve account, reasonable depreciation of the equipment associated with the maintenance or operation of such common areas (but excluding depreciation of the original cost of construction of the parking facilities and other common areas, Building and Building systems) but excluding any repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or common areas ( which, however, shall not include repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear) and further excluding any building management fees in excess of management fees charged by independent property managers in the area.

        7.4 Contribution to Insurance. Tenant shall pay to Landlord Tenant's Pro Rata Share of insurance costs, which shall include all premiums for commercial (comprehensive) general public liability, property damage, casualty, rent loss, and other insurance reasonably maintained by Landlord with respect to the Building and Property.

        7.5 Share of Additional Rent. Landlord shall reasonably estimate Tenant's Pro Rata Share of annual Additional Rent for Operating Costs, Insurance and Taxes for each calendar year during the Term and Tenant shall pay with each monthly installment of Base Rent, as Additional Rent, an amount equal to one-twelfth of the total of Tenant's Pro Rata Share of such annual Additional Rent for Operating Costs, Insurance and Taxes. Landlord's estimate of the initial Additional Rent payments are stated in Section 1 of this Lease. Landlord may adjust the estimate from time to time during each calendar year as landlord receives actual bills or receives information of costs incurred or to be incurred. If total payments made by Tenant based on the estimate exceed actual Additional Rent as finally determined for the calendar year in question, then any overpayment shall be returned to the Tenant within 30 days. If total payments based on the estimates are less than the actual amount of

Tenant's Pro Rata Share, then Tenant shall pay to Landlord the full amount of the deficiency within thirty (30) days after receiving written notice from Landlord of the amount of such deficiency. Upon Tenant's request (which may be exercised no more than once per calendar year), Landlord shall provide Tenant with copies of the major invoices for charges included in Additional Rent for Operating Costs, Insurance and Taxes for the immediately preceding calendar year.

        7.6 Cap on Operating Costs. The actual or estimated Operating Costs, Insurance and Taxes for the calendar year immediately prior to the Commencement Date are stated in Exhibit G. Landlord agrees that Operating Costs, except for the actual cost of snow plowing, shall not increase by more than five percent (5%) for any one year during the term of this lease over the then prior year's Operating Costs.

        7.7 Increase in Taxes. In addition to Tenant's contribution to Taxes, Tenant shall pay as Additional Rent all increases in Taxes attributed to additions and improvements to the Leased Premises made by or on behalf of Tenant (exclusive of building standard improvements provided by Landlord at Landlord's expense). This element of Additional Rent may be included in Tenant's monthly installments of Additional Rent or, at Landlord's option, separately billed to Tenant by notice to Tenant, in which case Tenant shall pay the billed amount within thirty (30) days of notice.

        7.8 Increase in Insurance. The Tenant shall not use or occupy the Leased Premises or any part thereof or suffer or permit the same to be used or occupied for any business or purpose deemed extra hazardous on account of fire or otherwise, and if by reason of the use and occupancy of the Leased Premises, the rate of fire insurance on the Building shall be increased, the Tenant will, on demand, pay to the Landlord the amount of such increase.

   8.   CHANGE IN SCOPE OF TAXATION.

        8.1 If during the Term the method or scope of taxation prevailing on the date of last execution of this Lease shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Leased Premises, or the rents received, or some other form of assessment based in whole or in part on some other valuation of the Property, then and in such event, the substituted tax or imposition shall be payable and discharged by Tenant in the manner required pursuant to such law promulgated which authorizes such change in the scope of taxation, and as required by the terms and conditions of this Lease.

        8.2 No provision contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or federal income or state income tax (but not state income tax if in whole or partial substitution for real property taxes), or excess profits or revenue tax.

   9.   INSURANCE.

        9.1 Landlord shall keep the Building and the entire Leased Premises insured against loss or damage by fire and such other risks at replacement cost.

        9.2 Tenant shall obtain and maintain broad form commercial (comprehensive) general liability insurance (including but not limited to insurance against assumed liability under this Lease) with respect to the Leased Premises and its appurtenances, naming Landlord as additional loss payee, in amounts not less than the Required Insurance.

        9.3 Tenant shall obtain and maintain all risks property and casualty insurance, including theft coverage, written at replacement cost value and with replacement cost endorsement, covering Tenant's contents, trade fixtures, machinery, equipment and furnishings within the Leased Premises.

        9.4 Tenant shall deliver to Landlord the policies or certificates of the insurance required by this Lease, issued by insurance companies authorized to do business in the state in which the Property is located and are A.M. Best Rated "A-X" or better, prior to the Commencement Date and, as necessary, prior to the expiration of the policy it renews. Each policy of insurance shall contain a provision by which the insurer agrees that the policy will not be canceled, materially changed or not renewed without Landlord's receiving at least thirty (30) days prior written notice from the insurer to Landlord.

   10.  UTILITIES/DUMPSTER.

        Tenant shall, at its own cost and expense, directly pay all utility meter and service charges it incurs, including but not limited to those for gas, sewer, electricity, and any deposits required by utility suppliers with respect to the Leased Premises. Tenant shall pay a proportionate share of water, standby sprinkler charges and other utilities, if any, shared with other tenants. Tenant agrees that it shall promptly pay the cost of any refuse removal service providing a dumpster solely to the Leased Premises for Tenant's sole use and such amount shall be paid directly to such service when due.

   11.  REPAIRS.

        11.1 Tenant shall have the responsibility to keep and maintain the Leased Premises in a good and complete state of repair and condition at all times except for ordinary wear and tear resulting from Tenant's use and occupancy and except as otherwise provided in this Lease. Notwithstanding the foregoing sentence to the contrary, Landlord shall be responsible at its sole cost and expense (unless such maintenance and/or repair is caused by Tenant's negligent acts and then, only to the extent that the repair is not covered by Landlord's or Tenant's insurance) for maintenance and repair of the structural portions and all roof areas of the Building.

        Except for those obligations specifically provided to be Landlord's, following delivery of the Leased Premises to Tenant, Tenant shall maintain the Leased Premises and make all repairs and replacements of every kind and character, interior and exterior, ordinary and extraordinary, including, and unless specified not limited to, the plumbing, electrical equipment and mechanical systems (only from the point that the systems enter the Building) and lights and lighting necessary to preserve and maintain the Leased
Premises and its appurtenances, unless such repairs and replacements are occasioned by the negligence of Landlord, its agents, employees, or licensees.

        In addition, Tenant shall replace in the Leased Premises all glass, including plate glass, damaged or destroyed by any cause whatsoever during the term of this Lease unless such glass is damaged or destroyed by the negligence of Landlord, its agents, employees, or licensees.

        All the foregoing repairs and replacements shall (a) be performed in a good and workmanlike manner, (b) be of like quality, (c) not diminish the overall value of the Leased Premises, and (d) be subject to Landlord's prior written approval (except in cases of emergency), such approval not to be unreasonably delayed or withheld. All repairs and replacements and other property attached to or used in connection with the Leased Premises by or on behalf of Tenant other than removable fixtures and trade fixtures shall become the property of Landlord without payment on the termination of this Lease. Landlord warrants that all non-structural elements and the interior of the Leased Premises, together with all electrical, plumbing and other mechanical installations therein, including, but not limited to, heating and air conditioning equipment are in good order and repair.

        11.2 Tenant will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord will cooperate with Tenant in obtaining such permits. Tenant will make all repairs, installations, alterations, improvements and removals in a good and workmanlike manner, in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspections or rating bureaus having jurisdiction, and so that the structure of the Building will not be endangered or impaired. Tenant will repair all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant will pay promptly when due all charges for labor and materials in connection with any work done by Tenant on the Leased

Premises so that the Property shall at all times be free of liens and shall immediately bond against or discharge any such liens filed by any contractor retained by Tenant.

        Notwithstanding any of the above, the Landlord shall be responsible for any capital replacement of the HVAC system servicing the Leased Premises.

   12.  REQUIREMENTS OF PUBLIC AUTHORITIES.

        Tenant shall suffer no waste or injury in or about the Leased Premises and shall comply with all federal, state, county and municipal laws, ordinances and regulations applicable to the structure, use and occupancy of the Leased Premises. In addition, Tenant shall effect the correction, prevention and abatement of nuisances, violations, or other grievances in, upon or connected with the Leased Premises and shall also promptly comply with all rules, orders and regulations of the Board of Fire Underwriters.

   13.  LANDLORD'S RIGHT TO CURE.

        During reasonable business hours, upon prior notice and when accompanied by a representative of Tenant, Landlord and its agents and workmen shall have the right to enter into and upon the Leased Premises at all reasonable times for the purpose of inspection and examination of the state of repair and condition thereof. In case of an emergency Landlord shall contact the Emergency Contact.

        If Tenant fails to maintain the Leased Premises as required herein or make any required repairs after reasonable notice (or prior to notice in case of emergency), Landlord may, but shall not be obligated to, make such repairs as shall be necessary as a consequence of any failure of Tenant to meet its obligations under this Lease. The making of any such repairs by Landlord shall not constitute a waiver by Landlord of any right or remedy provided by this lease upon Tenant's default in the making of such repairs.

   14.  DESTRUCTION.

        If the Leased Premises or the Building, at any time during the term, are damaged in whole or in part by fire, flood, tornado or by the elements, or by Act of God, or by the public enemy or otherwise, Tenant shall give prompt notice to Landlord.

        If the Leased Premises or the Building are substantially damaged, then, at the election of the Mortgagee and upon mutual assent of the Tenant and Landlord, this Lease and the Term Lease shall continue in full force and effect. If Landlord deems that it can not complete the rebuilding and restoring of the Building within 270 days of Tenants notice, then Landlord agrees to notify Tenant thirty (30) days following Tenant's notice or Landlord's discovery of such damage.

        If the Leased Premises or the Building are damaged but not substantially damaged, or if Landlord elects to restore the Building after substantial damage, Landlord shall repair the damage and restore the Leased Premises to substantially the same condition as existed immediately prior to the damage with reasonable dispatch, provided that in such event Tenant's
Base Rent and Additional Rent obligations shall be reduced pro rata in proportion to the extent that such damage and subsequent repairs unreasonably interferes with Tenant's ability to conduct Tenant's business on the Premises and provided further that Landlord's obligation to restore does not include restoring leasehold improvements or Tenant's fixtures, equipment and property.

        If Landlord gives Tenant a termination notice, this Lease and the Term shall terminate on the date specified in the termination notice, with the same effect as though that date were the scheduled Termination Date, and Base Rent, Additional Rent and other charges payable under this Lease shall be apportioned and paid up to the date of the damage, and any prepaid unearned rent or other charges shall forthwith be repaid by Landlord to Tenant.

        "Substantially damaged" for the purposes of this Section shall be defined as damage to the Building in excess of fifty percent (50%) of either the rentable floor area or the Building's replacement cost, or in excess of fifteen percent (15%) of either during the last year of the Term.

        Notwithstanding the foregoing, if insurance proceeds recovered shall be insufficient to restore the Leased Premises in accordance with this Section, and Landlord elects to rebuild, then Landlord promptly shall notify Tenant of the estimated amount of such insufficiency. Within fifteen (15) days after receiving Landlord's notice pursuant to the preceding sentence, Tenant will notify Landlord of Tenant's election either: (I) to pay such insufficiency to Landlord, in which case, Landlord will rebuild; or (ii) not to pay such insufficiency, in which case, unless Landlord elects to rebuild notwithstanding the insufficiency, this Lease will terminate as of the date on which the damage or destruction occurred, and rent and other charges will be apportioned and paid to that termination date, and any prepaid unearned rent and other charges will be repaid to Tenant. Tenant shall be entitled to an abatement of the Base Rent and Additional Rent for the period during which the Leased Premises are rendered untenantable for the Tenant's use. If only a part of the Building is rendered untenantable for the Tenant's use, the Base Rent shall be reduced proportionately.

        If the Building is so damaged that it is necessary in Landlord's sole discretion, to demolish the Building for restoration or reconstruction, Landlord may demolish the Building, in which case rent shall be abated as though the Building were substantially damaged.

   15.  INDEMNIFICATION.

        Tenant agrees to indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorney's fees) in connection with loss of life, personal injury and/or damage to property to the extent arising from or out of the occupancy or use of the premises or any part thereof to the extent such damage or loss is caused by any negligent act or omission or intentional misconduct of Tenant, its employees, agents or invitees.

        Landlord agrees to indemnify Tenant and save Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorney's fees) in connection with loss of life, personal injury and/or damage to property to the extent arising from or out of the occupancy or use of the premises or any part thereof to the extent such damage or loss is caused by any negligent act or omission or intentional misconduct of Landlord, its employees, agents or invitees.

   16.  NON-LIABILITY OF LANDLORD AND TENANT.

        Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person resulting from acts, conduct or omissions on the part of Tenant or of Tenant's agents, employees, guests, licensees, invitees, assignees or successors, or on the part of any other person or party other than those caused by any negligent act or omission or intentional misconduct of Landlord.

        Tenant shall not be liable for any damage or injury which may be sustained by Landlord or any other person resulting from acts, conduct or omissions on the part of Landlord or of Landlord's agents, employees, guests, licensees, invitees, assignees or successors, or on the part of any other person or party other than those caused by any negligent act or omission or intentional misconduct of Tenant.

   17.  ALTERATIONS.

        Except for that work specifically shown on Exhibit D attached hereto and incorporated herein as Tenant's Work, Tenant covenants and agrees that it will not make any improvements, changes, installations, renovations,

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

additions or alterations in and about the Leased Premises in excess of any aggregate cost of $10,000.00 without the prior written consent of Landlord which consent shall not be unreasonably delayed or withheld. Tenant covenants and agrees that it will not make any structural improvements, changes, installations, renovations, additions or alterations in and about the Leased Premises of any kind whatsoever, without first obtaining the prior written consent of Landlord.

   18.  TENANT'S SIGNS.

        Tenant may maintain the signs permitted in Section 1 and in accordance with Exhibit "E" attached hereto. Tenant's signage shall comply with all laws, ordinances and regulations of any governmental authority having jurisdiction.

   19.  ACCESS TO PREMISES.

        At any time on reasonable prior notice and when accompanied by a representative of Tenant, Tenant shall permit Landlord or its agents to enter the Leased Premises to show the Leased Premises to lenders, appraisers, and possible purchasers, and at any time within one (1) year prior to the Termination Date to persons wishing to rent the Leased Premises. Within one year of the Termination Date Tenant shall permit the usual "To Let" and "For Sale" signs to be placed on the Leased Premises and to remain thereon without hindrance or molestation.

   20.  ASSIGNMENT AND SUBLETTING.

        Provided Tenant is not in default, Tenant shall have the right to assign this Lease, or to sublet the whole or any part of the Leased Premises to any party resulting from a merger or consolidation or to any affiliate or Tenant without the written consent of the Landlord. In addition, Tenant shall have the right to assign this Lease, or to sublet the whole or any part of the Leased Premises, subject to Landlord's prior consent, which consent may not be unreasonably withheld or delayed. If is assigned, Tenant shall at all times remain liable for full performance of each and every covenant of this Lease on the part of the Tenant to be performed.

   21.  COVENANT AGAINST LIENS.

        Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever.

   22.  SUBORDINATION.

        This Lease shall be subject and subordinate at all times to the lien of any mortgage or other encumbrance now or hereafter placed on the Leased Premises or any part thereof. Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to any such mortgage or other encumbrance as shall be desired by a mortgagee, or proposed mortgagee. Landlord agrees, upon the request of Tenant, to cause purchaser, assignee or transferee to execute a nondisturbance and attornment agreement to the benefit of Tenant. In the event that any mortgage shall be foreclosed for any reason and the mortgagee, its successors or assigns or any new owner of the Leased Premises ("Successor") succeeds to the interest of Landlord under this lease, Tenant hereby agrees to be bound to the Successor under all of the covenants and conditions of this Lease for the balance of the term hereof with the same force and effect as if the Successor were the Landlord under this Lease, and Tenant does hereby attorn to the Successor as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Successor succeeding to that interest of Landlord under this Lease, provided, however, that Tenant shall be under no obligation to pay rent to the successor until Tenant received written notice from the Successor that it has succeeded to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Successor upon such attornment shall to the extent of the then remaining balance of the term of this Lease be the same as set forth herein.

   23.  SECURITY DEPOSIT.

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

        Upon execution of this Lease, Tenant shall transfer the existing Security Deposit currently held by Landlord the amount of $11,562.50 as security for the full and faithful performance of this Lease by Tenant. Within one month of termination of this Lease, and providing Tenant is not in default hereunder and has performed all of the covenants and conditions of this Lease, Landlord shall release the unused portion of the security deposit to Tenant. Tenant covenants and agrees that it shall not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. Landlord shall have the right to apply said security to the payment or offset of any Base Rent, Additional Rent or other expense resulting from a default by Tenant or otherwise arising under this Lease, and in such event Landlord shall give Tenant notice of any application of said security and Tenant shall forthwith restore the security fund to its original amount.

   24.  CONDEMNATION.

        24.1 If the entire Leased Premises (or the entire parking area or reasonable access to the Leased Premises) is taken by eminent domain, the amount awarded for compensation for the Leased Premises taken, including all improvements, changes, additions and alterations made by Tenant, shall be paid to Landlord. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed and paid for by Tenant. Further, Landlord shall pay to Tenant from Landlord's awards when fully received (if not separately awarded to Tenant) an amount equal to the unamortized cost of tenant improvements paid for by Tenant (calculated by multiplying the reasonable cost of tenant improvements paid for by Tenant by a fraction the numerator of which is the number of expired months in the initial term of this Lease at the time the Lease terminates because of the taking, and the denominator of which is the total number of months in the initial term.) This Lease shall terminate as of the date title to all of the Leased Premises shall vest in the taking body, and Landlord and Tenant shall thereupon be released of and from all obligations and liabilities to each other accruing under this Lease.
 Tenant shall pay all Base Rent and Additional Rent accrued up to the termination, and if any rent has been paid in advance, Landlord shall return the surplus.

        24.2 If a part of the Leased Premises (but less than the entire Leased Premises and the part remaining is reasonably adequate for the operation of Tenant's business) is taken by eminent domain, then there shall be a reduction in the Base Rent and Additional Rent in relation to the fair rental value of that part of the Leased Premises so taken as compared with the rental value for the entire Leased Premises, and this Lease shall continue in full force and effect for the balance of the Term as if the taking had not occurred. The amount awarded for compensation for the part of the Leased Premises so taken shall be paid to Landlord, and Tenant expressly grants to Landlord the entire amount of the award or compensation, expressly disclaiming all right, title and interest therein, and agrees that it shall have no claim for any damages or loss against Landlord by reason of such condemnation or taking. Following such a partial taking, Landlord or Tenant, at Landlord's election, shall restore the Leased Premises as required to render the same reasonably adequate for the operation of Tenant's business and if applicable Landlord shall reimburse Tenant for its reasonable costs, but only to the extent of available and proportional compensation proceeds received by Landlord.

        24.3 In the event that a portion of the Leased Premises is so taken and the remainder of the Leased Premises is not reasonably adequate for the operation of Tenant's business, then either Landlord or Tenant may terminate this lease as of the date of such taking by notice to the other party within thirty (30) days of formal notice of such taking.

        24.4 If the temporary use of the whole or any part of the Leased Premises shall be taken by eminent domain, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord. In such event the term of this lease shall not be reduced or affected in any way and Tenant shall have the Base Rent, Additional Rent and other charges herein reserved reduced or abated and Landlord shall be entitled to receive for itself any award or payment made for such use.

        24.5 The terms "condemnation", "taking" or similar terms as herein used shall mean the acquisition by a public or quasi-public authority having the right to take the same by condemnation or eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance by Landlord.

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

        24.6 Tenant agrees to execute and deliver any instruments as may be deemed necessary by Landlord to expedite any condemnation proceeding or to effectuate a property transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Leased Premises or any portion thereof.

   25.  SURRENDER BY TENANT AT END OF TERM.

        25.1. Tenant shall surrender possession of the Leased Premises and remove all goods and improvements and other personal property in the possession of Tenant, by whomsoever owned, (collectively "Goods and Improvements") at the end of the Term of this Lease, or at such other time as Landlord may be entitled to reenter and take possession of the Leased Premises pursuant to any provision of this Lease. In default of such surrender of possession and removal of Goods and Improvements at the time aforesaid, Tenant will pay to Landlord statutory penalties and all other damages which Landlord shall suffer by reason of Tenant holding over in violation of the terms and provisions of this Lease.

        25.2 All improvements, additions, installations, renovations, changes or alterations in the Leased Premises (except removable fixtures and trade fixtures) shall remain in the Leased Premises and be surrendered upon the expiration of the Term.

   26.  DEFAULT BY TENANT.

        26.1 If before or during the term of this Lease there shall occur any of the following events ("Events of Default"):

               (a) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its assets; or

               (b) if there is an entry of an order for relief, or, in the absence of an order for relief, if, within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its assets, such appointment shall not have been vacated; and if Tenant shall fail to pay any installment of Base Rent or Additional Rent within ten business days after notice by Landlord that the installment of rent has not been paid when due (provided, however, that Landlord shall not have any obligation to give this notice to Tenant more than twice in any twelve (12) month period and any further failure to pay shall be an Event of Default with no opportunity for cure); or

               (c) if the interest of Tenant in the Leased Premises shall be sold under execution or other legal process, or

               (d) if Tenant shall fail to pay any installment of Base or Additional Rent within ten business days after notice by Landlord that the installment of rent has not been paid when due (provided, however, that Landlord shall not have any obligation to give this notice to Tenant more than three times in any twelve (12) month period and any further failure to pay shall be an Event of Default with no opportunity for cure); or

               (e) if Tenant shall fail to perform or observe any requirement, obligation, agreement, covenant or condition of this Lease, other than the payment of any installment of Base Rent or

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

        Additional Rent, and the failure shall continue for thirty (30) days after Landlord gives Tenant notice thereof, or if the failure cannot be remedied within thirty (30) days, then for a reasonable time thereafter, provided Tenant commences to remedy such failure within the thirty (30) day period and prosecutes the same to completion with diligence (provided, however, that Landlord shall not have any obligation to give notice of default of the same nature to Tenant more than three times in any twelve (12) month period and any further default of the same nature shall be an Event of Default with no opportunity for cure); or

               (f) if any representations or warranty contained in this Lease shall prove to be incorrect in any material respect on the date upon which it was made,

then at any time following any of such events of default, Landlord, without waiving any other rights herein available to Landlord at law or in equity, may either (1) give Tenant notice of termination of this Lease, or (2) without terminating this Lease, give Tenant notice of Landlord's intention to reenter and take possession of the Leased Premises, with legal process.

        The giving of either of such notices to Tenant shall terminate Tenant's right to possession of the Leased Premises under this Lease without prejudice, however, to the rights of Landlord to exercise all other available legal remedies and without discharging Tenant from any of its liabilities hereunder.

        26.2 Upon the occurrence of any one or more Event of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant ten (10) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the term hereof shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in this Article.

        If Tenant shall default in the payment when due of any installment of rent or in the making of any other payment herein required and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default, or if this Lease and the term hereof shall expire and come to an end as hereinabove provided, then:

        (a) Landlord, must make a reasonable attempt to relet the whole or any part or parts of the Leased Premises either in the name of the Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on, or after the expiration date of this Lease, at such rent which is the fair market rent for that property at the time and which will reasonably mitigate the loss caused by Tenant's vacancy. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Leased Premises as Landlord, in Landlord's reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, however, Tenant will only be responsible for these costs to the extent such were repairs beyond reasonable wear and tear.

        If this Lease and the term hereof shall expire and come to an end as provided in this Article, or by or under any summary proceeding or any other action or proceeding then, in any of said events;

               (aa) Tenant shall pay to Landlord all rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the term hereof shall have expired and come to an end or to the date of reentry upon the Leased Premises by Landlord, whichever event occurs first, except Tenant's rent shall be mitigated to the extent that the premises are relet and Landlord collects rent as set forth in Section 26.2(bb).

               (bb) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the rent reserved in this Lease for the period which otherwise would have constituted an unexpired portion of the term hereof (which period shall be calculated as if there was no right of the Landlord to terminate this Lease in advance of the expiration date of the term hereof) and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of this Article for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's reentry upon the Leased Premises and with such reletting, including, all repossession costs, brokerage commissions, legal expenses, and attorney's fees. Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of monthly installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

               (cc) Tenant shall in no event be entitled to any rents collected or payable under any reletting, except that such rents shall be considered payment of rent owed by Lessee, whether or not such rent shall exceed the rent reserved in this Lease.

        26.3 Landlord may sue for and collect any amounts which may be due pursuant to the provisions of preceding subsection of this Lease from time to time as Landlord may elect, but no such suit shall bar or in any way prejudice the rights of Landlord to enforce the collection of amounts due at any time or times thereafter by a like or similar proceeding.

        26.4 No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
The receipt and acceptance by Landlord of rent with knowledge of the default by Tenant in any of Tenant's obligations under this Lease shall not be deemed a waiver by Landlord of such default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loan or damages referred to above.

        26.5 No waiver by Landlord of any Event of Default or any default by Tenant in any covenant, agreement or obligation under this Lease shall operate to waive or affect any subsequent Event of Default or default in any covenant, agreement or obligation hereunder, nor shall any forbearance by Landlord to enforce a right or remedy upon an Event of Default or any such default be a waiver of any of its rights and remedies with respect to such or any subsequent default or in any other manner operate to the prejudice of Landlord.

   27.  QUIET ENJOYMENT.

        As of the Commencement Date, Landlord covenants that Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold, and enjoy the Leased Premises for the use and purpose contemplated herein for the term aforesaid, without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

   28.  CERTIFICATES BY TENANT.

        Tenant agrees at any time and from time to time during the term of this Lease, within ten (10) days after written request from Landlord, to execute, acknowledge and deliver to Landlord or to a third party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, and the dates to which the Base Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge. Such third party shall have the right to rely upon the contents of any such written statement of Tenant.

   29.  NOTICES.

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

        All notices shall be made in writing and served by in hand delivery with written receipt, or by certified mail, return receipt requested, or by Express Mail or by a recognized overnight courier such as Federal Express. All notices shall be served at the respective address stated in the first grammatical paragraph of this Lease, or at such other address as either party may designate for itself from time to time by notice in the manner stated in this section. A notice shall be deemed served on the earlier of actual delivery or tender of delivery at the notice address on a business day during ordinary business hours.

   30.  CAPTIONS.

        The captions to the sections of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of this Lease or any part thereof nor in any way affect this Lease or any part thereof.

   31.  COVENANTS AND CONDITIONS.

        (Intentionally omitted)

   32.  WAIVER OF SUBROGATION.

        Landlord and Tenant each hereby releases the other, its officers, directors, employees and agents, from any and all liability or responsibility (to the other or any one claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by valid and collectible fire insurance with standard extended coverage endorsement, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall be applicable and in force and effect only with respect to loss or damage (a) actually recovered from an insurance company and (b) occurring during such time as the releasor's fire or extended coverage insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover hereunder. Landlord and Tenant each agrees that any fire and extended coverage insurance policies will include such a clause or endorsement as long as the same shall be obtainable without extra cost, or, if extra cost shall be charged therefore, so long as the other party pays such extra cost. If extra cost shall be chargeable therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election may pay the same, but shall not be obligated to do so.

   33.  DEFINITION OF LANDLORD.

        The term "Landlord" shall mean and include only the then owner of the fee title of the Leased Premises. On transfer by Landlord of the fee title to the Leased Premises, Landlord shall give Tenant notice of the name and address of Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance under this Lease for liability arising from the date of such transfer thereon, provided any such transfer and conveyance by Landlord is expressly subject to the assumption by the grantee of transferee of the obligations of this Lease.

   34.  BROKERAGE REPRESENTATION.

        Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with the negotiation and execution of this Lease, except the brokers specified in
Section 1. Landlord and Tenant each agree to indemnify the other against all liabilities arising from any claim of any real estate brokers not listed in
Section 1 of this Lease, including cost of counsel fees, resulting from the respective acts of Landlord and Tenant.

   35.  LEASE YEAR.

        "Lease Year" means a period of twelve consecutive calendar months. The first Lease Year shall commence on the Commencement Date (or, if the Commencement Date is not the first day of a calendar month, then the first day of the following calendar month) and each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any reference in this Lease to a Lease Year which is not a full 12 months shall, unless the context clearly indicates otherwise, be deemed a "Partial Lease Year."

   36.  HAZARDOUS MATERIALS.

        For the purposes of this Lease "Environmental Laws" means any applicable federal, state or local law (including statutes, regulations, rules, orders, licenses, or permits) intended to protect the environment or human health or safety and shall include but not be limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et. seq.; the Resources Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq.. "Hazardous Materials" means any substance, material or waste regulated under any Environmental Law, but shall not include office and cleaning supplies handled in compliance with applicable laws. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) or the Building.

        If, at any time during the Term, a Release or a threat of Release of Hazardous Materials, shall be found at, on, in or under the Leased Premises or at, on, in or under the Property or Building then, in such event:

               (i) with regard to any Release or a threat of Release of Hazardous Materials that Landlord or the Landlord's agents, employees, guests, licensees, invitees, assignees, or successors or any prior tenants or their agents, employees, guests, licensees, invitees, assignees, or successors shall have caused, Landlord shall assess, remove and/or remediate same, as required by and in compliance with all applicable Environmental Laws, and at Landlord's sole cost and expense; and Landlord agrees to defend, indemnify, and hold Tenant harmless from and against any and all costs, damages, expenses, and/or liabilities (including reasonable attorney's fees) which Tenant may suffer as a result of any claim, suit or action regarding any such Hazardous Materials (whether alleged or real) and/or regarding the assessment, removal and cleanup of same.

               (ii) with regard to any Release or a threat of Release of Hazardous Materials caused by Tenant, its assignees, licensees, subtenants or invitees, Tenant shall remove and/or remediate same, as required by and in compliance with all applicable Environmental Laws, and at Tenant's sole cost and expense; and Tenant agrees to defend, indemnify, and hold Landlord harmless from and against any and all costs, damages, expenses, and/or liabilities (including reasonable attorney's fees) which Landlord may suffer as a result of any claim, suit or action regarding any such Hazardous Materials (whether alleged or real), and/or regarding the assessment, removal and cleanup of same.

   37.  DELAYS.

        In any case where Landlord or Tenant is required to do any act, delays caused by or resulting from Act of God, force majeure, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond a party's reasonable control shall not be counted in determining the time for completion of performance, whether such time be designated by a fixed date, a fixed time or "a reasonable time." In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform the work and to the party required to make the payment, for delays in the collection of the proceeds and awards, but in no event shall the provisions of this Section affect Tenant's obligation to pay rent.

   38.  COVENANTS OF FURTHER ASSURANCES.

        If, in connection with obtaining financing for the Leased Premises, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or defer its written consent, provided that such modifications do not materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises, or increase Tenant's responsibilities with respect to the Leased Premises.

   39.  ENTIRE AGREEMENT.

        This Lease and the exhibits and attachments incorporated herein contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

   40.  GOVERNING LAW.

        This Lease shall be governed by and construed in accordance with the laws in which the Leased Premises are located.

   41.  BIND AND INURE CLAUSE.

        The terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of each of the parties, and their respective successors and assigns.

Executed as a sealed instrument, all as of the day and year first above written.

LANDLORD:                                   TENANT:


H.J. Brooks Limited Liability Company       Omtool Ltd.
Harold B. Limited Liability Company

By: /s/ Harold J. Brooks                    By: /s/  Darioush Mardan
    ------------------------------              ------------------------------
    Harold J. Brooks, Manager                   Duly Authorized Officer

By: /s/  Mary Jo Brooks                     By: /s/  Darioush Mardan - CFO
    ------------------------------              ------------------------------
    Mary Jo Brooks, Manager                     Printed Officer Name and Title

By: /s/  Patricia B. Howard
    ------------------------------
    Patricia B. Howard, Manager

                           COMMONWEALTH OF MASSACHUSETTS

Essex, ss.                                                        .     19__

Then personally appeared the above-named ____________________________________,
____________________________ OF ____________________________, and acknowledged the foregoing to be his free act and deed and the free act and deed of ____________________________________, before me.


                                             --------------------------------
                                             NOTARY PUBLIC

                                             My commission expires:

                                      EXHIBIT A

                       BUILDING/LEASED PREMISES/PROPERTY PLAN

                                     EXHIBIT B

                                  LANDLORD'S WORK

Landlord will paint existing walls and clean the 7,500 square feet formerly occupied by Mosaic Technology.

                                     EXHIBIT D

                                   TENANT'S WORK
                                  TO BE DETERMINED

                                     EXHIBIT E

                                   TENANT'S SIGNS

Tenant may affix a sign containing its corporate logo to the Building. The sign shall first be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

                                     EXHIBIT F

                         USE RESTRICTIONS AND PROHIBITIONS
                                        NONE

                                     EXHIBIT G


                                  OPERATING BUDGET

See attached budget estimate for year in which Term begins, and budget or, if available, actual expenses for prior year.



                              1996 Actual         1997 Estimate
                              -----------         -------------
Real Estate Taxes             $ 32,951.00         $ 32,950.00
Building Insurance               4,181.00            4,180.00
Landscaping                      2,820.00            3,890.00
Snowplowing                      5,595.05            6,700.00
Water                            1,909.75            2,600.00
Repair and Maintenance           4,994.72            5,000.00
Management Fee (est.)            9,000.00            9,000.00
Capital Reserve (est.)           4,500.00            4,500.00
                                 --------            --------
Total                          $65,951.52          $68,820.00
